CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 1092 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated April 29, 2022 on the financial statements and financial highlights of The American Trust Allegiance Fund, a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 28, 2022